Exhibit 99.2

Ameron International Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Income

	Nine Months Ended August 29, 2010
		Pro Forma
(Dollars in thousands, except per share data)	As Reported	Adjustments		Pro Forma

Sales	$379,761	$-		$379,761
Cost of sales	(282,338)			(282,338)
Gross profit	97,423			97,423

Selling, general and administrative expenses	(75,516)			(75,516)
Other income, net	3,643			3,643
Income before interest, income taxes and equity in loss of affiliate	25,550			25,550
Interest expense, net	(655)			(655)
Income before income taxes and equity in loss of affiliate	24,895			24,895
Provision for income taxes	(4,008)			(4,008)
Income before equity in loss of affiliate	20,887			20,887
Equity in loss of affiliate, net of taxes	(1,353)	1,353	a	-
Net income	$19,534	$1,353		$20,887

Net income per share allocated to Common Stock
Basic	$2.11	$.15	b	$2.26

Diluted	$2.11	$.15	b	$2.26

Weighted-average shares (basic)	9,200,511	9,200,511		9,200,511
Weighted-average shares (diluted)	9,215,993	9,215,993		9,215,993

Ameron International Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Income

	Year Ended November 30, 2009
		Pro Forma
(Dollars in thousands, except per share data)	As Reported	Adjustments		Pro Forma

Sales	$546,944	$-		$546,944
Cost of sales	(401,492)			(401,492)
Gross profit	145,452			145,452

Selling, general and administrative expenses	(99,976)			(99,976)
Other income, net	7,448			7,448
Income from continuing operations before interest, income taxes and equity in loss of affiliate	52,924			52,924
Interest income, net	588			588
Income from continuing operations before income taxes and equity in loss of affiliate	53,512			53,512
Provision for income taxes	(15,517)			(15,517)
Income from continuing operations before equity in loss of affiliate	37,995			37,995
Equity in loss of affiliate, net of taxes	(5,512)	5,512	a	-
Income from continuing operations	32,483	5,512		37,995
Income from discontinued operations, net of taxes	817			817
Net income	$33,300	$5,512		$38,812

Basic earnings per share:
Income from continuing operations	$3.54	$.60	c	$4.14
Income from discontinued operations, net of taxes	$.09	$-		$.09
Net income	$3.63	$.60		$4.23

Diluted earnings per share:
Income from continuing operations	$3.54	$.60	c	$4.14
Income from discontinued operations, net of taxes	$.09	$-		$.09
Net income	$3.63	$.60		$4.23

Weighted-average shares (basic)	9,166,558	9,166,558		9,166,558
Weighted-average shares (diluted)	9,184,771	9,184,771		9,184,771

Ameron International Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of August 29, 2010
		Pro Forma
(Dollars in thousands)	As Reported	Adjustments		Pro Forma
ASSETS

Current assets
Cash and cash equivalents	$179,946	$76,067	d	$256,013
Receivables, less allowances of $4,860	150,922			150,922
Inventories	63,887			63,887
Deferred income taxes	18,961			18,961
Prepaid expenses and other current assets	11,401			11,401

Total current assets	425,117	76,067		501,184

Investments
Equity method affiliate	25,661	(25,661)	e	-
Cost method affiliates	3,784			3,784

Property, plant and equipment
Land	46,041			46,041
Buildings	101,897			101,897
Machinery and equipment	364,722			364,722
Construction in progress	34,087			34,087

Total property, plant and equipment at cost	546,747			546,747
Accumulated depreciation	(301,591)			(301,591)

Total property, plant and equipment, net	245,156			245,156
Deferred income taxes	14,321	142	f	14,463
Goodwill and intangible assets, net of accumulated amortization of $1,281	2,062			2,062
Other assets	46,826	5,000	g	51,826

Total assets	$762,927	$55,548		$818,475

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Current portion of long-term debt	$7,539	$-		$7,539
Trade payables	43,234			43,234
Accrued liabilities	77,678	2,200	h	79,878
Income taxes payable	4,313	19,543	f	23,856

Total current liabilities	132,764	21,743		154,507

Long-term debt, less current portion	31,006			31,006
Deferred income taxes	1,755			1,755
Other long-term liabilities	94,256			94,256

Total liabilities	259,781	21,743		281,524

Commitments and contingencies

Stockholders' equity
Common Stock, par value $2.50 per share, authorized 24,000,000 shares, outstanding 9,247,105 shares	30,047			30,047
Additional paid-in capital	60,705			60,705
Retained earnings	511,427	29,335	i	540,762
Accumulated other comprehensive loss	(41,964)	4,470	j	(37,494)
Treasury Stock (2,771,637 shares)	(57,069)			(57,069)

Total stockholders' equity	503,146	33,805		536,951

Total liabilities and stockholders' equity	$762,927	$55,548		$818,475

AMERON INTERNATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

Note 1 – Description of Transaction

On September 14, 2010, Ameron International Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Mitsui & Co. (U.S.A.), Inc. (“Mitsui”), Tokyo Steel Manufacturing Co., Ltd. (“Tokyo” and, together with the Company and Mitsui, “Sellers”) and Gerdau Ameristeel US Inc. (“Buyer”).  Pursuant to the Agreement, the Company sold its 50% ownership interest in TAMCO to Buyer for $82.5 million in cash (“Investment Sale”) and the other two Sellers sold the remaining 50% interest in TAMCO to Buyer for an additional $82.5 million in cash. The Investment Sale was completed on October 21, 2010.

Note 2 – Pro Forma Adjustments

The accompanying unaudited pro forma condensed consolidated financial statements were prepared to reflect the effect of the Investment Sale on the Company’s historical results of operations and financial position. The unaudited pro forma condensed consolidated statements of income for the nine months ended August 29, 2010 and the year ended November 30, 2009 present the Company’s results of operations as if the Investment Sale had occurred on December 1, 2008. The unaudited pro forma condensed consolidated balance sheet gives effect to the Investment Sale as if the transaction had occurred on August 29, 2010.

The pro forma adjustments presented herein are based on estimates and certain information that is currently available and may change as additional information becomes available. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations or the financial position that would have been achieved had the Investment Sale been completed at the beginning of or as of the periods presented, nor are the pro forma condensed consolidated financial statements indicative of the future results of operations or future financial position of the Company.

The pro forma adjustments are as follows (dollars in thousands):

a.	These adjustments eliminate equity in losses of affiliate, which were directly attributable to TAMCO.

b.	These adjustments eliminate net loss per share allocated to Common Stock, under the two-class method, related to TAMCO.

c.	These adjustments eliminate net loss per share related to TAMCO.

d.
This adjustment reflects the $82,500 of cash consideration received from Buyer, less $1,433 for estimated closing working capital adjustment and $5,000 of proceeds held in escrow. Actual proceeds received on October 21, 2010 totaled $78,067, which is $2,000 higher than this pro forma adjustment due to the Company’s $2,000 advance to TAMCO in October 2010 which increased TAMCO's closing working capital and the amount the Company received as part of the estimated closing working capital purchase price adjustment.

e.	This adjustment eliminates the carrying value of the Company's investment in and advances to TAMCO as of August 29, 2010.

f.	These adjustments reflect the income taxes payable as a result of the transaction ($19,543), in addition a net increase in deferred tax assets relating to the Company's sale of TAMCO ($142).

g.
This adjustment reflects $5,000 of proceeds held in escrow to cover potential post-closing working capital adjustments to the sale proceeds or indemnity obligations of the Company as described in the Agreement.

h.	This adjustment reflects $2,200 in estimated transaction and other costs.

i.	This adjustment reflects the estimated gain on the sale of TAMCO as if the transaction had been consummated on August 29, 2010:

Investment sale price	$82,500
Less: pro forma closing working capital adjustment	(1,433)
Adjusted pro forma investment sale price	81,067
Less:
Investment in and advances to TAMCO	(25,661)
Accumulated other comprehensive loss	(4,848)
Estimated transaction and other costs	(2,200)
Estimated gain before taxes	48,358

Estimated income taxes on gain	(19,023)

Estimated gain, net of taxes	$29,335

j.	This adjustment eliminates accumulated other comprehensive loss related to TAMCO’s defined benefit pension plans, net of tax of $378.